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                                                                   EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT



Merrill Lynch Global Technology Fund, Inc.:



We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-48929 of our report dated May 17, 1999 appearing in the annual report to shareholders of Merrill Lynch Global Technology Fund, Inc. for the year ended March 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/  Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
July 23, 1999